Exhibit 99.1

First Choice Healthcare Solutions Governance Appointments

The Independent Board of Directors Announce Additional Updates

Melbourne, FL - (December 6, 2018) – First Choice Healthcare Solutions, Inc. (OTCQB: FCHS) ("First Choice" or the "Company"), a physician driven, patient centric healthcare delivery platform providing a full life cycle of Orthopaedic and Spine care for patients through diagnosis, treatment and recovery, today announced a series of corporate actions:

•	The establishment of three Board Committees to align with governance structure recommendations for public companies of major stock exchanges. Specifically the creation of:
o	Governance and Nominating Committee, chaired by Gary Augusta
o	Audit Committee, chaired by James Renna
o	Compensation Committee, chaired by Shelia Schweitzer

•	The First Choice Board of Directors is currently comprised of four Independent Directors:
o	Sheila Schweitzer
o	James Renna
o	Gary Augusta
o	Dr. Thomas Gill

•	The Board will continue to actively support and advise interim CEO and President Phillip Keller in the clinical and operating performance of the company and growth into 2019

“First Choice is founded on the premise of providing the highest quality care to our patients”, said Dr. Thomas Gill, First Choice Board Director and Chairman of the Company’s Medical Advisory Board. Gill added, “Our physicians know the needs of our patients and as a company, we are committed to empowering physicians, and all our care providers, in the First Choice growth model.”

Mr. Phillip Keller, the Company’s interim CEO stated, “The establishment of these new Board committees reflects our commitment to the highest standards of corporate governance.  I look forward to continuing to work with our Board to ensure that First Choice delivers superior outcomes for our patients, physicians, employees and shareholders.”

Safe Harbor Statement

Certain information set forth in this news announcement may contain forward-looking statements that involve substantial known and unknown risks and uncertainties. These forward-looking statements are subject to numerous risks and uncertainties, certain of which are beyond the control of First Choice Healthcare Solutions, Inc. Such forward-looking statements are based on current expectations, estimates and projections about the Company's industry, management beliefs and certain assumptions made by its management. Readers are cautioned that the assumptions used in the preparation of such information, although considered reasonable at the time of preparation, may prove to be imprecise and, as such, undue reliance should not be placed on forward-looking statements. Information concerning factors that could cause the Company's actual results to differ materially from those contained in these forward-looking statements can be found in the Company's periodic reports on Form 10-K and Form 10-Q, and in its Current Reports on Form 8-K, filed with the Securities and Exchange Commission. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether because of new information, future events, or otherwise to reflect future events or circumstances or reflect the occurrence of unanticipated events.

About First Choice Healthcare Solutions, Inc.

Headquartered in Melbourne, Florida, First Choice Healthcare Solutions (FCHS) operates medical and care delivery Centers of Excellence which concentrate on treating patients in the following specialties: Orthopaedics, Spine Surgery, Interventional Pain Management, Physical Therapy and other ancillary and diagnostic services. We focus on serving Florida's Space Coast where the Company's flagship integrated platform currently administers over 150,000 patient visits each year and is comprised of First Choice Medical Group, The B.A.C.K. Center and Crane Creek Surgery Center. For more information, please visit www.myfchs.com, www.myfcmg.com, www.thebackcenter.net and www.cranecreeksurgerycenter.com.

Contact Information:
First Choice Healthcare Solutions, Inc.
Gillian Lee
Phone: 321-725-0090 ext. 160
Email: IR@myfchs.com